AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 14, 1997
                                            Registration No. 333-
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                    _______________________
                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
                    _______________________
                     STIFEL FINANCIAL CORP.
       (Exact name of registrant as specified in charter)

      DELAWARE                              43-1273600
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)        Identification Number)

   500 North Broadway
   St. Louis, Missouri                           63102
(Address of principal executive offices)      (Zip Code)
                  ___________________________
                     STIFEL FINANCIAL CORP.
                   1997 STOCK INCENTIVE PLAN
                    (Full title of the plan)
                  ___________________________
                    CHARLES R. HARTMAN, ESQ.
                 General Counsel and Secretary
                     Stifel Financial Corp.
                       500 North Broadway
                   St. Louis, Missouri  63102
            (Name and address of agent for service)
  Telephone number, including area code, of agent for service:
                         (314) 342-2000
                  ___________________________
                            Copy to:
                     ROBERT M. LAROSE, ESQ.
                        Thompson Coburn
                     One Mercantile Center
                  St. Louis,  Missouri  63101
                         (314) 552-6000

                     CALCULATION OF REGISTRATION FEE
    Title of      Amount to    Proposed       Proposed       Amount of
Securities to be     be        Maximum        Maximum      Registration
   Registered     Registered   Offering       Aggregate         Fee
                               Price Per      Offering
                               Share(2)       Price(2)
---------------- -----------   --------       ----------  ---------------
Common Stock,      600,000     $13.8125       $8,287,500     $2,512.00
$.15 par value(1)   shares

(1)  Includes one attached Preferred Share Purchase Right per share.
(2) Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Section 457(h), based upon the average of the high and low price reported per share on the New York Stock Exchange on October 10, 1997.

This Registration Statement shall become effective in accordance with the provisions of Rule 464 promulgated under the Securities Act of 1933.

                            PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

    The  following documents filed by Stifel Financial Corp. (the
"Company") with the Securities and Exchange Commission are incorporated herein by reference:

       (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

       (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

       (iii)      The Company's Current Reports on Form 8-K dated
       July 2, 1997 and August 27, 1997.

       (iv) The description of the Company's Common Stock contained in the Company's Registration Statement on Form
       8-A, filed on April 29, 1987.

       (iii)      The  description  of  the  Company's  Preferred
       Stock   Purchase   Rights  contained  in   the   Company's
       Registration  Statement on Form 8-A,  filed  on  July  31,
       1996.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

Item 6.  Indemnification of Directors and Officers.

      The  following is a summary of Section 145 of  the  General
Corporation Law of the State of Delaware (the "DGCL").

     Subject to restrictions contained in the DGCL, a corporation may indemnify any person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in connection with any criminal action or proceedings, had no reasonable cause to believe that such person's conduct was unlawful. A person who is successful on the merits or otherwise in any suit or matter covered by the indemnification statute, shall be indemnified and indemnification is otherwise authorized upon a determination that the person to be indemnified has met the applicable standard of conduct required. Such determination shall be made by a majority vote of the board of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or if there are no such directors, or if such directors so direct, by special independent counsel in a written opinion, or by the stockholders. Expenses incurred in defense may be paid in advance upon receipt by the corporation of a written undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that the recipient is not entitled to indemnification under the statute. The indemnification provided by statute is entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such person. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability asserted against him or her and incurred in an official capacity regardless of whether the person could be indemnified under the statute. References to the corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting corporation, and anyone seeking indemnification by virtue of acting in some capacity with a constituent corporation would stand in the same position as if such person had served the resulting or surviving corporation in the same capacity.

      The By-Laws of the Company provide for indemnification of directors and officers of the Company to the maximum extent permitted by the DGCL.

      The directors and officers of the Company are insured under a policy of directors' and officers' liability insurance.

      The Board of Directors has entered into Indemnification Agreements with certain members of its Board of Directors. Pursuant to these Indemnification Agreements, the Company agrees to hold harmless each director, and his respective heirs, successors and estate, generally to the full extent permitted by the Delaware General Corporation Law, as it may be amended from time to time, and specifically against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by a director, his heirs, successors or estate, in connection with certain pending or completed actions, suits or proceedings, to which the director, his heirs, successors or estate are or were a party, or were threatened to be made a party. Indemnification will not be provided under
certain   circumstances   enumerated   in   the   Indemnification
Agreement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 8.  Exhibits.

     See Exhibit Index on page 6 hereof:


Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers and sales
     are   being  made,  a  post-effective  amendment   to   this
     registration statement:

                  (i)     To  include any prospectus required  by
         Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii)  To include any material information with
         respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3)  To  remove  from  registration  by  means  of   a
     post-effective   amendment  any  of  the  securities   being
     registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

      The  Registrant.   Pursuant  to  the  requirements  of  the
Securities  Act  of 1933, the registrant certifies  that  it  has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on October 2, 1997.

                              STIFEL FINANCIAL CORP.

                              By /s/ Ronald J. Kruszewski
                                 Ronald J. Kruszewski
                                 President and Chief Executive Officer


                       POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Charles R. Hartman, his true and lawful attorney-in-fact and agent for him and on his behalf and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 with respect to the Stifel Financial Corp. 1997 Stock Incentive Plan, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


           Signature              Title                       Date
--------------------------   ---------------------       ---------------
/s/ George H. Walker, III    Chairman of the Board       October 2, 1997
George H. Walker, III

/s/ Ronald J. Kruszewski     President and Chief         October 2, 1997
Ronald J. Kruszewski           Executive Officer

/s/ Stephen J. Bushmann      Chief Financial             October 2, 1997
Stephen J. Bushmann          Officer and Vice President

/s/ Bruce A. Beda            Director                    October 2, 1997
Bruce A. Beda

/s/ Belle A. Cori            Director                    October 2, 1997
Belle A. Cori

/s/ Charles A. Dill          Director                    October 2, 1997
Charles A. Dill

/s/ Richard F. Ford          Director                    October 2, 1997
Richard F. Ford

/s/ Stuart I. Greenbaum      Director                    October 2, 1997
Stuart I. Greenbaum

/s/ John J. Goebel           Director                    October 2, 1997
John J. Goebel

/s/ Robert E. Lefton         Director                    October 2, 1997
Robert E. Lefton

/s/ James M. Oates           Director                    October 2, 1997
James M. Oates

                         EXHIBIT INDEX

Exhibit                                                     Page
No.

4.1(a)   Restated Certificate of Incorporation  of  the
         Company filed with the Secretary of State of Delaware on June 1, 1983, incorporated herein by reference to Exhibit 3.1 to the Company's
         Registration Statement on Form S-1, as amended
         (Registration File No. 2-84232) filed July 19,
         1983.

4.1(b)   Amendment    to   Restated   Certificate    of
         Incorporation of the Company filed with the Secretary of State of Delaware on May 11,
         1987,  incorporated  herein  by  reference  to
         Exhibit  3(a)(2)  to the Company's  Report  on
         Form 10-K for the year ended July 31, 1987.

4.1(c)   Certificate  of  Designation, Preferences  and
         Rights   of   Series  A  Junior  Participating
         Preferred Stock of the Company filed with the Secretary of State of Delaware on July 10,
         1987, incorporated herein by reference to Exhibit (3)(a)(3) to the Company's Report on
         Form 10-K for the year ended July 31, 1987.

4.1(d)   Amendment    to   Restated   Certificate    of
         Incorporation of the Company filed with the Secretary of State of Delaware on November 28,
         1989,  incorporated  herein  by  reference  to
         Exhibit  3(a)(4)  to the Company's  Report  on
         Form 10-K for the year ended July 27, 1990.

  4.2 Amended and Restated By-Laws of the Company, incorporated herein by reference to Exhibit
         3.1 to the Company's Report on Form 10-K for the year ended July 30, 1993.

  4.3    Note  Agreement dated as of October 15,  1988,
         between  the  Company and Bankers United  Life
         Assurance  Company and Pacific  Fidelity  Life
         Insurance  Company,  incorporated  herein   by
         reference to Exhibit 4 to the Company's Report on Form 10-Q for the quarterly period ended
         April 28, 1989.

  4.4 Rights Agreement, dated as of July 30, 1996, by and between the Company and Boatmen's Trust
         Company,  filed as Exhibit 1 to the  Company's
         Registration Statement on Form 8-A,  filed  on
         July 31, 1996, and incorporated herein by reference.

  4.5    Stifel  Financial Corp. 1997  Stock  Incentive
         Plan, filed as Appendix A to the Company's definitive Proxy Statement for the 1997 Annual
         Meeting of Stockholders held April 22, 1997, and incorporated herein by reference.

  4.6    Form  of  Indenture by and between the Company
         and __________________________ relating to the
         Company's   Junior  Subordinated   Debentures,
         incorporated  herein by reference  to  Exhibit
         4.4 to the Company's Registration Statement on
         Form S-2 (Registration File No. 333-28871), filed June 10, 1997.

  5.1 Opinion of Thompson Coburn as to the legality of the securities being registered.

 23.1    Consent of Deloitte & Touche LLP.

 23.2    Consent of Coopers & Lybrand L.L.P.

 23.3    Consent of Thompson Coburn (included in Exhibit 5.1).

 25.1    Power of Attorney (set forth on signature page hereto).